HAEMONETICS CORPORATION

                    Notice of Annual Meeting of Stockholders

                                 July 22, 1998

To the Stockholders:

      The Annual Meeting of the Stockholders of Haemonetics Corporation will be held on Wednesday, July 22, 1998 at 9:00 a.m. at the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts for the following purposes:

      1. To elect two Directors to serve for a term of three years and until their successors shall be elected and qualified, as more fully described in the accompanying Proxy Statement.

      2. To consider and act upon a proposal to approve the Haemonetics Corporation 1998 Stock Option Plan for Non-Employee Directors as described in the accompanying Proxy Statement.

      3. To consider and act upon a proposal to approve the Haemonetics Corporation 1998 Employee Stock Purchase Plan as described in the accompanying Proxy Statement.

      4. To ratify the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants for the current fiscal year.

      5. To consider and act upon any other business which may properly come before the meeting.

      The Board of Directors has fixed the close of business on May 28, 1998 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

      PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                       By Order of the Board of Directors


                                       /s/ ALICIA R. LOPEZ
                                       Alicia R. Lopez
                                       Clerk

Braintree, Massachusetts
June 22, 1998


                            HAEMONETICS CORPORATION

                                PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Haemonetics Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, July 22, 1998, at the time and place set forth in the notice of meeting, and at any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is June 22, 1998.

      If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, the proxy will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

      The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for transaction of business. The election of the nominees for Director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting in person or by proxy at the meeting is required to approve the other matters listed in the notice of meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      The Company will bear the cost of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph or in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

      The Company's principal executive offices are located at 400 Wood Road, Braintree, Massachusetts 02184-9114, telephone number (781) 848-7100.

                       RECORD DATE AND VOTING SECURITIES

      Only stockholders of record at the close of business on May 28, 1998 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 26,584,679 shares of Common Stock with a par value of $.01 per share. Each outstanding share entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

      Pursuant to the Articles of Organization of the Company, the Board of Directors is divided into three classes, with each class being as nearly equal in number as possible. One class is elected each year for a term of three years. Dr. Yutaka Sakurada and Donna C.E. Williamson are currently serving in the class of directors whose terms expire at this Annual Meeting. It is proposed that Dr. Sakurada and Ms. Williamson be elected to serve terms of three years, and in each case until their successors shall be duly elected and qualified or until their death, resignation or removal. The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If any such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as management may recommend. Should management not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. The nominees are not related to each other or to any executive officer of the Company or its subsidiaries.

                                               Year First
                                                Elected a         Position with the Company or Principal
Name                                    Age     Director           Occupation During the Past Five Years
-------------------------------------------------------------------------------------------------------------

Nominated for a term ending in 2001:

Yutaka Sakurada......................   65        1991         Since April, 1995, Senior Vice President of
                                                               the Company and President of Haemonetics
                                                               Japan. From October, 1991, Vice President of
                                                               the Company and President of Haemonetics
                                                               Japan. Previously, from 1989 to 1991,
                                                               Managing Director, Kuraray Plastics Co.,
                                                               Ltd., a diversified synthetic fiber
                                                               manufacturer and a distributor of the
                                                               Company's products. From 1988 to 1996, Vice
                                                               Chairman, Japanese Society for Biomaterials.

Donna C.E. Williamson................   45        1993         Since 1996, independent consultant. From 1993
                                                               to 1996 Corporate Senior Vice President of
                                                               Caremark International, Inc., a leading
                                                               provider of diversified health care services
                                                               throughout the United States and in other
                                                               countries. Previously, Corporate Vice
                                                               President at Caremark International since
                                                               1992 and Corporate Vice President at Baxter
                                                               International from 1983 to 1992 responsible
                                                               for strategy and business development and
                                                               health cost management businesses. Director
                                                               of PSS World Medical, Inc.

Serving a term ending in 2000:

Sir Stuart Burgess...................   69        1992         Since January, 1998, Chairman of the Company.
                                                               Since 1995, Chairman of Finsbury Worldwide
                                                               Pharmaceutical Trust plc, an investment trust
                                                               specializing in the pharmaceutical industry.
                                                               From 1990 to 1997 Chairman of the Anglia &
                                                               Oxford Region of the U.K. National Health
                                                               Service. From 1993 to 1997, Director of
                                                               Anagen plc and from 1990 to 1996, Director
                                                               Immuno UK Ltd. From 1979 to 1989, Chief
                                                               Executive Officer, and from 1973 to 1989
                                                               director of Amersham International plc, a
                                                               world leader in nuclear medicine.

Jerry E. Robertson, Ph.D.............   65        1993         Retired. From 1984 to 1994, Executive Vice
                                                               President, 3M Life Sciences Sector and
                                                               Corporate Services. Minnesota Mining and
                                                               Manufacturing (3M) is a worldwide producer of
                                                               a diverse variety of industrial and consumer
                                                               products. Director of Choice Hotels
                                                               International, Project HOPE, Allianz of North
                                                               America, Manor Care, Inc., Cardinal Health,
                                                               Inc., Coherent Inc., Steris Corp., and
                                                               Medwave Inc.

Serving a term ending in 1999:

James L. Peterson....................   55        1985         Since January, 1998, President and Chief
                                                               Executive Officer of the Company. From May
                                                               1994, President, International Operations,
                                                               and Vice Chairman of the Board of Directors
                                                               of the Company. From 1988 to 1994, Executive
                                                               Vice President of the Company. Previously,
                                                               Vice President, with responsibility for all
                                                               international activities of the Company and
                                                               its predecessor. Director of Tillotson
                                                               Healthcare, Inc.

Benjamin L. Holmes...................   63        1998         Since December 1994, President of the Holmes
                                                               Co., specializing in Health Care with a focus
                                                               on the device industry. Chairman of the Board
                                                               of Directors at Laserscope Surgical Systems.
                                                               Previously, from 1985 to 1994, General
                                                               Manager and Vice President Hewlett-Packard
                                                               Medical Products Groups. From 1983 to 1985,
                                                               General Manager Hewlett-Packard Medical
                                                               Products Groups. Co-Chairman, Steering
                                                               Committee for Affiliated Health Information
                                                               Networks of New England and Massachusetts
                                                               Health Data Consortium. Director of Project
                                                               HOPE, Massachusetts' Governor's Council on
                                                               Economic Growth and Technology and UCLA
                                                               Foundation.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                           AND DIRECTOR COMPENSATION

      During the last fiscal year, there were six meetings of the Board of Directors of the Company. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while he or she was a director, and (ii) the total number of meetings held by Committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. The Directors of the Company who are not employees of the Company receive an annual fee of $20,000. In addition to this fee, each outside director, except Benjamin L. Holmes, was granted, during the last fiscal year, an option to purchase up to 6,000 shares of Common Stock of the Company. If the shareholders approve the 1998 Stock Option Plan for Non-Employee Directors, Mr. Holmes will be granted an option to purchase up to 6,000 shares of Common Stock of the Company.

      The Board of Directors has a Compensation Committee composed of the independent directors who are not employees of the Company. The members of the Compensation Committee during the last fiscal year were Sir Stuart Burgess, Jerry E. Robertson, Donna C.E. Williamson and effective February 1998, Benjamin
L. Holmes. The Compensation Committee determines the compensation to be paid to the key officers of the Company and administers the Company's 1990 Stock Option Plan and its 1992 Long-term Incentive Plan. The Committee met twice during the past fiscal year and on other occasions took action by written consent.

      The Board of Directors also has an Audit Committee, comprised of Jerry E. Robertson, Donna C.E. Williamson, and, effective February 1998, Benjamin L. Holmes. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. Sir Stuart Burgess was a member of the Audit Committee until his January 30, 1998 election to Chairman of the Board. During the last fiscal year, there were two meetings of the Audit Committee.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of May 20, 1998, certain information with respect to beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's directors and each of the executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement; and (iii) all directors and executive officers as a group.

                                                                 Title            Amount & Nature      Percent
Name of Beneficial Owner                                       of Class        Beneficial Ownership    Of Class
----------------------------------------------------------------------------------------------------------------

Sir Stuart Burgess(1)...................................     Common Stock              31,500            .12%
James L. Peterson(2)....................................     Common Stock           1,301,996           4.90%
John F. White(3)........................................     Common Stock             217,569            .82%
Michael P. Mathews(4)...................................     Common Stock             136,814            .51%
Bruno Deglaire(5).......................................     Common Stock              74,623            .28%
Yutaka Sakurada(6)......................................     Common Stock              81,435            .31%
Robert B. Ebbeling(7)...................................     Common Stock              79,915            .30%
Jerry E. Robertson(8)...................................     Common Stock              42,500            .16%
Donna C.E. Williamson(9)................................     Common Stock              17,800            .07%
Benjamin L. Holmes......................................     Common Stock               1,000             --%
State of Wisconsin Investment Board (10)................     Common Stock           2,618,900           9.85%
Wellington Management (11)..............................     Common Stock           2,373,050           8.93%
Richard C. Blum & Associates, L.P.(12)..................     Common Stock           2,083,000           7.84%
Vanguard Specialized Portfolios, Inc.(13)...............     Common Stock           1,647,500           6.20%
Royce & Associates, Inc.(14)............................     Common Stock           1,417,500           5.33%
Neuberger & Berman(15)..................................     Common Stock           1,399,700           5.27%
All executive officers and directors as a group
 (10 persons)(16).......................................     Common Stock           1,985,152           7.47%

-------------------
<F1>  Includes 24,500 shares which Sir Stuart has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 1998.

<F2>   Does not include 48,150 shares held in trust for the benefit of Mr.
      Peterson's children, 6,300 shares held by the Peterson Foundation and 21,000 shares held in trust for the benefit of Mr. Peterson's parents. Mr.Peterson disclaims beneficial ownership of such shares. Includes 187,569 shares which Mr.Peterson has the right to acquire upon exercise of options currently exercisable or exercisable within 60 days of May 20, 1998.

<F3>  Includes 187,569 shares which Mr. White has the right to acquire upon exercise of options currently exercisable or exercisable within 60 days of May 20, 1998.

<F4>  Includes 87,556 shares which Mr. Mathews has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 1998.

<F5>  Includes 74,623 shares which Mr. Deglaire has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 1998.

<F6>  Includes 80,200 shares which Mr. Sakurada has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 1998.

<F7>  Includes 33,935 shares which Mr. Ebbeling has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 1998.

<F8>  Includes 22,500 shares which Mr. Robertson has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 1998. All shares owned directly by Mr. Robertson are held in the JJ Robertson LTD. Partnership, of which he and his wife are general partners.

<F9>  Includes 16,500 shares which Ms. Williamson has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 1998.

<F10> This information has been derived from a Schedule 13G filed with the
      Securities and Exchange Commission as of January 22, 1998. The reporting entity's address is 121 East Wilson Street, Madison, WI 53707.

<F11> This information has been derived from a Schedule 13G filed with the
      Securities and Exchange Commission as of February 10, 1998. The reporting entity's address is 75 State Street, Boston, MA 02109.

<F12> This information has been derived from a Schedule 13G filed with the
      Securities and Exchange Commission as of February 17, 1998. The reporting entity's address is 909 Montgomery Street, #400, San Francisco, CA 94133.

<F13> This information has been derived from a Schedule 13G filed with the
      Securities and Exchange Commission as of February 10, 1998. The reporting entity's address is 100 Vanguard Boulevard, VM #V34, Malvern PA 19355.

<F14> This information has been derived from a Schedule 13G filed with the
      Securities and Exchange Commission as of February 5, 1998. The reporting entity's address is 1414 Avenue of the Americas, New York, NY 10019.

<F15> This information has been derived from a Schedule 13G filed with the
      Securities and Exchange Commission as of February 12, 1998. The reporting entity's address is 605 Third Avenue, New York, NY 10158-3698.

<F16> Includes 714,952 shares which executive officers and directors have the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 20, 1998.

                              -------------------

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange reports concerning their ownership of the Company's Common Stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company's most recent fiscal year, all
Section 16(a) filing requirements applicable to persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its Common Stock were complied with.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is intended to attract and retain talented executives and to motivate them to achieve the Company's business goals. The program utilizes a combination of salary, stock options and cash bonuses awarded based on the achievement of corporate performance objectives. The compensation received by its executive officers is thereby linked to the Company's performance. Within this overall policy, compensation packages for individual executive officers are intended to reflect the responsibilities of their position and their past achievements with the Company, as well as the Company's performance.

      The Compensation Committee is comprised of independent directors who are not employees of the Company. In its deliberations, the Committee takes into account the recommendations of appropriate Company officials. The Compensation Committee's determinations with respect to compensation for the fiscal year ended March 28, 1998 were made early in the fiscal year.

      In arriving at the base salaries paid to the Company's executive officers for the year ended March 28, 1998, the Committee considered their individual contributions to the performance of the Company and of their particular business units during the fiscal year ended March 29, 1997, their levels of responsibility, salary increases awarded in the past, the executive's experience and potential, and the level of compensation necessary, in the overall competitive environment, to retain talented individuals. All of these factors were collectively taken into account by the Committee in making a subjective assessment as to the appropriate base salary for each of the Company's executive officers, and no particular weight was assigned to any one factor. In light of the Company's performance during the fiscal year ended March 29, 1997, none of the executive officers listed in the Compensation table or members of the CEO's staff, received salary increases during the fiscal year 1998.

      The Company has a bonus program which is tied to the achievement by the Company of predetermined goals relating to revenue and net earnings after taxes. Under the program, increases in revenue or net earnings after taxes beyond the required thresholds would result in payment of bonuses. Bonuses are determined after the close of the fiscal year. No cash bonuses were received during the 1998 fiscal year by persons who were members of the CEO staff when the Compensation committee met in April 1997, because predetermined goals were not met during the prior fiscal year ended March 29, 1997. Bruno Deglaire, Robert Ebbeling and Dr. Sakurada were not members of the CEO staff when the determination was made not to pay cash bonuses and accordingly, they did receive bonuses during the 1998 fiscal year based upon the achievement of predetermined goals and objectives outlined as part of a quarterly bonus program.

      The Company's stock option program is intended to provide additional incentive to build shareholder value, to reward long-term corporate performance and to promote employee loyalty through stock ownership. Information with respect to stock options held by executive officers (including options granted during the year ended March 28, 1998) is included in the tables following this report. In determining the number of options granted to executive officers during the last fiscal year, the Committee made a subjective assessment of the past and potential contributions of particular executive officers to the financial and operational performance of the business unit directed by the executive, and of such officer's potential for advancement. The Committee, in arriving at the number of options to be granted to particular executive officers, was aware of whether or not such officers had been granted options in the past. The vesting of options granted is not dependent upon the achievement of predetermined performance goals. Nevertheless, the amount realized by a recipient from an option grant will depend on the future appreciation in the price of the Company's Common Stock.

      On April 1, 1997, the Committee amended options for the purchase of 387,876 shares of common stock held by optionees other than members of the CEO staff, so as to reduce the exercise price to $18 per share. The market price at the time of the amendments was $17.44 per share. The Committee's objective in amending the options was to provide incentives to retain valued employees.

      In 1993 the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the new tax law, certain requirements must be met, including approval of the performance measures by the stockholders. In its deliberations, the Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Committee considers commensurate with their responsibilities and achievements.

Compensation of Chief Executive Officer

      John F. White served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company until January 30, 1998. James L. Peterson, who previously served as President, International Operations and Vice Chairman of the Board of Directors of the Company became President and Chief Executive Officer on January 30, 1998 and Sir Stuart Burgess became Chairman of the Board of Directors.

      In April 1997, the Committee established the compensation of John F. White, the President, Chief Executive Officer and Chairman of the Board of Directors of the Company for the fiscal year ended March 28, 1998 using the same criteria that were used to determine the compensation of other executive officers as described above. Mr. White's salary was not increased during the fiscal year ended March 28, 1998 in light of the Company's performance for the fiscal year ended March 29, 1997. In April 1997, the Committee did grant Mr. White options to purchase 121,574 shares of the Company's Common Stock at an exercise price of $17.438 per share. In determining the number of shares subject to the options granted to Mr. White during the fiscal year ended March 28, 1998, the Committee considered his past and potential contributions to the Company's performance, the options previously granted to him, as well as the potential appreciation in the market price of the Company's Common Stock over the term of the options.

      In connection with his resignation as President and Chief Executive Officer, Mr. White received a lump sum payment of salary, vacation pay and anticipated cost of office space and secretarial assistance in an aggregate amount of $521,578. In addition, the period within which options for the purchase of 138,397 shares held by Mr. White may be exercised was extended to April 30, 1999 and options to purchase 49,162 shares of the Company's Common Stock which would otherwise have vested between January 31, 1998 and February 1, 1999 were deemed to have vested January 30, 1998. Mr. White has agreed to provide advisory consulting services to the Company during the period ending February 1, 1999.

      Upon assuming his new role as President and CEO of the Company on January 30, 1998, the Committee granted Mr. Peterson options to purchase 208,426 shares of the Company's Common Stock at an exercise price of $15.625 per share. The options are exercisable commencing one year from the date of grant and vest at the rate of 25% per year over the four years following the grant. Vesting can be accelerated beginning one year from the date of grant given the attainment of certain stock fair market values. The options expire on January 30, 2008. (See the option grant table and related notes for a further discussion of options granted during fiscal year 1998.) Earlier in the year, in recognition of his contributions as President, International Operations and Vice Chairman, Mr. Peterson was granted by the Committee options to purchase 121,574 shares of the Company's Common Stock at an exercise price of $17.438 per share. The options are exercisable commencing one year from the date of grant and vest at the rate of 25% per year over the four years following the grant. The options expire on April 1, 2007. In determining the number of shares subject to the options granted to Mr. Peterson during the fiscal year ended March 28, 1998, the Committee considered his past and potential contributions to the Company's performance, the options previously granted to him, as well as the potential appreciation in the market price of the Company's Common Stock over the term of the options. The Committee views the determination as to the size of stock option grants to executive officers, including Mr. Peterson, to be an exercise of subjective judgment by the Committee. In exercising such judgment, the Committee took into account the factors mentioned above, but did not assign relative weights to any of such factors.

      Mr. Peterson's salary was not increased during the fiscal year ended March 28, 1998 in light of the Company's performance for the fiscal year ended March 29, 1997. Following his assumption of the duties of President and Chief Executive Officer of the Company, the Committee, in May 1998, in recognition of his increased responsibilities, established Mr. Peterson's compensation for the fiscal year which will end April 3, 1999 at $400,000.

                                       COMPENSATION COMMITTEE

                                       Sir Stuart Burgess
                                       Jerry E. Robertson
                                       Donna C.E. Williamson
                                       Benjamin L. Holmes

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

      During the fiscal year ended March 28, 1998 the members of the Compensation Committee were Sir Stuart Burgess, Jerry E. Robertson, Donna C.E. Williamson and, effective February, 1998, Benjamin L. Holmes. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal 1998.

                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to, or earned by or paid to the Company's Chief Executive Officer and each of the Company's executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered as executive officers to the Company and its subsidiaries for the Company's fiscal years ended March 28, 1998, March 29, 1997, and March 30, 1996.

Summary Compensation Table

                                                                                     Long-Term
                                                                                    Compensation
                                                    Annual Compensation                Awards
                                 -------------------------------------------------------------------------------
                                                                       Other
                                                                       Annual          Stock        All Other
Name and Principal Position      Year    Salary(l)    Bonus(l)      Compensation      Options    Compensation(2)
----------------------------------------------------------------------------------------------------------------

James L. Peterson.............   1998   $369,945(4)        --     $ 91,085(3)(4)(5)   330,000             --
 President & CEO                 1997   $420,120(4)        --     $ 74,721(3)(4)(5)    35,000             --
                                 1996   $445,203(4)        --     $104,398(3)(4)(5)    15,000             --

John F. White(6)..............   1998   $346,154           --     $   2,592           121,574       $521,578
 Former Chairman, President      1997   $397,404           --     $ 20,938(3)          35,000             --
 & CEO                           1996   $373,558           --     $ 27,244(3)          15,000       $  1,800

Michael P. Mathews............   1998   $220,080           --     $230,293(5)          69,177       $  3,000
 President, Blood Bank           1997   $219,033           --     $182,019(3)(5)       25,350       $  1,000
 Division

Bruno Deglaire................   1998   $263,362(4)   $30,476     $ 28,461(3)(4)(5)    46,640             --
 President, European and
 Asian Field Operations

Dr. Yutaka Sakurada...........   1998   $173,219(4)   $54,137     $ 55,143(3)(4)(5)    54,600             --
 President, Japan Operations     1997   $188,695(4)   $70,038     $ 58,615(3)(4)(5)    10,000             --
                                 1996   $213,763(4)   $45,456     $ 75,697(3)(4)(5)    20,000             --

Robert B. Ebbeling............   1998   $199,512      $56,950     $  1,218             26,660       $  3,000
 Senior Vice President,
 Manufacturing

Kenneth P. Fallon(7)..........   1998   $276,936           --     $  7,685(3)         150,000             --
 Former President,
 Surgical Division

John R. Barr(8)...............   1998   $225,531           --     $ 53,158(3)          64,083       $  1,000
 Former President, North         1997   $334,029           --     $ 24,788(3)          30,000       $  1,000
 American Operations             1996   $297,596           --     $ 27,993(3)          50,000       $  2,800

-------------------
<F1>  Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years.

<F2>  Includes, in the case of Mr. White, amounts paid in connection with severance arrangements. See "Compensation and Stock Option Committee Report on Executive Compensation." Includes discretionary contributions paid by the Company with respect to the Company's 401(k) Plan: i) in 1998: Mr. Mathews $2,000 and Mr. Ebbeling $2,000, ii) in 1996: Mr. Barr $1,800 and Mr. White $1,800. No discretionary contribution was made by the Company with respect to the Savings Plus Plan in 1997. Also includes matching contributions by the Company under its 401(k) plan: (i) in 1998: for Mr. Mathews $1,000, Mr. Ebbeling $1,000 and Mr. Barr $1,000, (ii) in 1997: Mr. Mathews $1,000 and Mr. Barr $1,000, (iii) in 1996: Mr. Barr $1,000.

<F3>  Includes the following amounts paid by the Company with respect to vacation hours: (i) accrued in 1998 but not used: for Mr. Fallon $4,102 and Mr. Barr $43,582, (ii) accrued in 1997 but not used: for Mr. White $3,096, Mr. Mathews $13,383, and Mr. Barr $11,099, and (iii) accrued in 1996 but not used: for Mr. White $9,402 and Mr. Barr $12,147. Additionally, includes the following amounts paid by the Company with respect to company-owned vehicles or auto allowances: (i) in 1998: for Mr. Peterson $17,741, Mr. Deglaire $17,741, Dr. Sakurada $7,766 and Mr. Barr $9,104, (ii) in 1997: for Mr. Peterson $20,209, Mr. White $15,250,
      Dr. Sakurada $14,054 and Mr. Barr $10,507, (iii) in 1996: for Mr. Peterson $22,241, Mr. White $15,520, Dr. Sakurada $17,478 and Mr. Barr $10,713.

<F4>  All amounts are translated into U.S. dollars at the average rate of exchange during that year.

<F5>  Includes the following amounts for additional payments relating to living abroad: (i) in 1998: for Mr. Peterson $64,352, Mr. Mathews $228,936, (ii) in 1997: for Mr. Peterson $54,512 and Mr. Mathews $164,788, (iii) in 1996: for Mr. Peterson $56,431. Includes the following amounts for housing allowances for Dr. Sakurada: in 1998 $47,377, in 1997 $44,561 and in 1996 $58,219. Includes $8,252 for a travel allowance in 1998 for Mr. Deglaire.

<F6>  Mr. White served as President and Chief Executive Officer and Chairman of
      the Board of Directors until January 30, 1998.

<F7>  In January, 1998 Mr. Fallon resigned as President, N.A, Surgical
      Operations and was retained as a surgical consultant for the Company.

<F8>  Mr. Barr left the Company in November, 1997.

Option Grants in Fiscal Year Ended March 28, 1998

      The following table provides information on option grants to the executive officers of the Company listed in the Summary Compensation Table above during the fiscal year ended March 28, 1998. Pursuant to applicable regulations of the Securities and Exchange Commission, the table also sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date of grant to the end of the option term.

                                            Individual Grants
                          -----------------------------------------------------
                                                                                    Potential Realizable
                                        Percentage of                                 Value at Assumed
                          Number of     Total Options                               Annual Rates of Stock
                          Securities     Granted to     Exercise                      Price Appreciation
                          Underlying      Employees      or Base                      for Option Term(5)
                           Options      in the Fiscal     Price      Expiration    ------------------------
                           Granted        Year 1998     Per Share       Date           5%           10%
                          ---------------------------------------------------------------------------------

James L. Peterson         208,426(1)        10.86       $15.625       1/30/08      $2,048,093    $5,190,027
                          121,574(2)         6.34       $17.438        4/1/07      $1,333,223    $3,378,649

John F. White             121,574(2)         6.34       $17.438       4/30/99      $   56,592    $  116,170

Michael P. Mathews         62,577(2)         3.26       $17.438        4/1/07      $  686,241    $1,739,070
                            6,600(2)         0.34       $17.000       4/18/07      $   70,562    $  178,818

Bruno Deglaire              4,000(2)         0.21       $17.000       4/18/07      $   42,765    $  108,374
                           10,000(3)         0.52       $17.000       4/18/07      $  106,912    $  270,936
                            7,680(4)         0.40       $18.000       6/30/03      $   43,398    $  104,649
                           19,200(4)         1.00       $18.000       9/10/02      $   91,053    $  216,897
                            5,760(4)         0.30       $18.000       4/23/03      $   31,316    $  130,609

Yutaka Sakurada             6,000(2)         0.31       $17.000       4/18/07      $   64,147    $  162,562
                            7,000(3)         0.36       $17.000       4/18/07      $   74,838    $  189,655
                            9,600(4)         0.50       $18.000       6/30/03      $   54,247    $  130,812
                           19,200(4)         1.00       $18.000       9/10/02      $   91,053    $  216,897
                           12,800(4)         0.67       $18.000       4/23/03      $   69,590    $  167,290

Robert B. Ebbeling          2,300(2)         0.12       $17.000       4/18/07      $   24,590    $   62,315
                           10,000(3)         0.52       $17.000       4/18/07      $  106,912    $  270,936
                            7,800(4)         0.41       $18.000       9/10/02      $   36,990    $   88,115
                            1,560(4)         0.08       $18.000       4/23/03      $    8,481    $   20,389
                            5,000(4)         0.26       $18.000       6/30/03      $   28,253    $   68,131

Kenneth P. Fallon         150,000(2)         7.82       $17.4375           --      $        0    $        0

John R. Barr               64,083(2)         3.34       $17.4375           --      $        0    $        0

-------------------
<F1>  Options vest beginning one year from the grant date at a rate of 25% per year over the four years following the grant (except in the case of death, termination or retirement). Years 2, 3 and 4 of the vesting schedule can be accelerated effective one year from the grant date based upon the attainment of certain stock fair market values as follows: 25% upon stock value appreciation to $21.00 per share, 25% upon stock value appreciation to $26.00 per share and 25% upon stock value appreciation to $31.00 per share.

<F2>  Options are exercisable upon completion of one full year of employment following the grant date (except in the case of death, termination or retirement) and vest at the rate of 25% per year over the four years following the grant date.

<F3>  Options vest beginning four years from the grant date at a rate of 25%
      per year in years four through seven (except in the case of death, termination or retirement). Years 4, 5, 6 and 7 of the vesting schedule can be accelerated effective one year from the grant date based upon the attainment of certain stock fair market values as follows: 25% upon stock value appreciation to $20.375 per share, 25% upon stock value appreciation to $24.50 per share, 25% upon stock value appreciation to $29.375 per share and 25% upon stock value appreciation to $29.375 per share.

<F4>  These options were repriced on April 1, 1997 and do not represent new grants. Options are exercisable upon completion of one full year of employment following the grant date (except in the case of death or retirement) and vest at the rate of 25% per year over the four years following the original grant date.

<F5>  These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the values reflected in this table will be achieved. On May 28, 1998 the closing price of the Company's Common Stock on the New York Stock Exchange was 15 7/16.

                              -------------------

Aggregated Option Exercises in Fiscal Year
Ended March 28, 1998 and Option Values at March 28, 1998

      The following table provides information on the value of unexercised options held by the executive officers listed in the Summary Compensation Table above at March 28, 1998.

                                                      Number of Unexercised          Value of Unexercised
                          Shares                    Options at March 28, 1998    Options at March 28, 1998(1)
                         Acquired       Value      ----------------------------------------------------------
                        on Exercise    Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
                        -------------------------------------------------------------------------------------

James L. Peterson              0        $    0       138,397        370,029        $36,773        $452,391
John F. White                  0        $    0       187,569              0        $56,477        $      0
Michael P. Mathews             0        $    0        54,807        102,793        $35,571        $ 41,328
Bruno Deglaire                 0        $    0        59,416         44,051        $36,236        $ 37,194
Yutaka Sakurada                0        $    0        66,925         34,775        $35,591        $ 33,958
Robert Ebbeling                0        $    0        26,485         27,675        $15,961        $ 20,531
Kenneth P. Fallon              0        $    0             0              0        $     0        $      0
John R. Barr              25,000        $7,783             0              0        $     0        $      0

-------------------
<F1>  Value of unexercised stock options represents difference between the exercise prices of the stock options and the closing price of the Company's Common Stock on the New York Stock Exchange on March 28, 1998.

Ten-Year Option/SAR Repricings
For Period Ended March 28, 1998

      The following table provides information on repriced options held by the executive officers listed in the Summary Compensation Table above at March 28, 1998.

                              Number of     Market price
                              securities     of stock at      Exercise                       Length of
                              underlying       time of        price at         New        original option
                             options/SARs    repricing or      time of       Exercise    term remaining at
                             repriced or      amendment      repricing or     Price      date of repricing
                    Date     amended (#)         ($)          amendment        ($)         or amendment
                   ---------------------------------------------------------------------------------------

Bruno Deglaire     4/1/97       19,200         $17.438         $19.406       $18.000     5 years, 162 days
                   4/1/97        5,760         $17.438         $18.375       $18.000     6 years, 22 days
                   4/1/97        7,680         $17.438         $24.563       $18.000     6 years, 90 days

Yutaka Sakurada    4/1/97       19,200         $17.438         $19.406       $18.000     5 years, 162 days
                   4/1/97       12,800         $17.438         $18.375       $18.000     6 years, 22 days
                   4/1/97        9,600         $17.438         $24.563       $18.000     6 years, 90 days

Robert Ebbeling    4/1/97        7,800         $17.438         $19.406       $18.000     5 years, 162 days
                   4/1/97        1,560         $17.438         $18.375       $18.000     6 years, 22 days
                   4/1/97        5,000         $17.438         $24.563       $18.000     6 years, 90 days

                         COMPARATIVE PERFORMANCE GRAPH

      The following graph compares the cumulative total return for the five year period commencing March 31, 1993 through March 28, 1998 among the Company, the S&P 500 Index and the S&P Medical Products and Supplies Index. The graph assumes one hundred dollars invested on March 31, 1993 in the Company's Common Stock, the S&P 500 index and the S&P Medical Products and Supplies Index and also assumes reinvestment of dividends.



                                    3/31/93    3/31/94    3/31/95    3/31/96    3/31/97    3/31/98
                                    --------------------------------------------------------------

Haemonetics Corporation              $100         83         60         69         74         75
S&P 500                              $100        101        117        155        186        275
S&P Medical Products & Supplies      $100         84        122        182        199        288



         APPROVAL OF 1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

      There will be presented at the meeting a proposal to approve the Company's 1998 Stock Option Plan for Non-Employee Directors (the "Non-Employee Plan"), which was adopted by the Board of Directors on May 1, 1998. The Non-Employee Plan is intended to attract and retain, for the benefit of the Company and its stockholders, the services of experienced and knowledgeable independent directors who are not employees of the Company and provide additional incentive for such directors to continue to work in the best interest of the Company and its stockholders through continuing ownership of its Common Stock.

      The Board of Directors recommends that the stockholders approve the Non-Employee Plan. The affirmative vote of the holders of at least a majority of the Company' s Common Stock voting in person or by proxy at the meeting will be required for such approval. Set forth below is a summary of the principal provisions of the Non-Employee Plan. A copy of the entire plan is available from the Clerk of the Company upon request.

      The Non-Employee Plan provides for the grant by the Board of Directors of non-qualified options not intended to meet the requirements of Section 422 of the Code for the purchase of shares of the Company's Common Stock by each director of the Company who is not otherwise an employee of the Company or any subsidiary. The maximum number of shares of the Company's Common Stock available for options granted under the Non-Employee Plan is 500,000 shares of Common Stock. The maximum number of shares available for grants is subject to adjustment for capital changes. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury. The exercise price for options granted under the Non-Employee Plan is the fair market value of the Company's Common Stock covered by the option on the date of grant.

      Options granted under the Non-Employee Plan are exercisable at such times and during such period as is determined by the Board of Directors and set forth in the option agreement, but no option granted under the Non-Employee Plan shall have a term in excess of ten years from the date of grant. Stock issuable upon the exercise of an option granted under the Non-Employee Plan may be subject to such restrictions on transfer, repurchase rights, or other restrictions as shall be determined by the Board of Directors.

      Options granted under the Non-Employee Plan are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The exercise price of options granted thereunder must be paid in full upon exercise. Payment may be made in cash, or, in whole or in part, in shares of Common Stock of the Company already owned for a period of at least six months by the person exercising the option.

      In the event of the death or disability of an optionee, an option granted under the Non-Employee Plan may be exercised, to the extent that the optionee was entitled to do so on the date of death or termination of service as a director by reason of disability, as the case may be, by (i) the estate of the optionee, any person or persons who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death of the optionee or (ii) the optionee, as applicable. The option may be exercised at any time within one year after the date of death or termination of service on account of disability of the optionee, or prior to the date on which the option expires by its terms, whichever is earlier.

      In the event that the optionee ceases to be a director of the Company other than by virtue of death or disability, the option granted to such optionee may be exercised only to the extent that the right to exercise the option has accrued and is in effect. The option may be exercised at any time within three months after the date the optionee ceases to be a director of the Company, or prior to the date on which the option expires by its terms, whichever is earlier, unless the termination as a director was by the Company for cause, in which case the option shall terminate immediately at the time the optionee ceases to be a director of the Company.

      The Non-Employee Plan provides that the number of shares issuable thereunder shall be adjusted to prevent dilution in the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or stock dividend. In addition, unless otherwise determined by the Board in its sole discretion, in the case of any sale or conveyance to another entity of all or substantially all of the property and assets of the Company or a Change in Control as defined in the Non-Employee Plan, the purchaser of the Company's assets or stock may deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance, or Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or in kind, which consideration shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise has been made prior to such sale, conveyance, or Change in Control, less the option price therefor.

      The Board shall also have the power to accelerate the exercisability of any option, notwithstanding any Limitations in the Non-Employee Plan or in the option agreement, upon such a sale, conveyance, or Change in Control. "Change in Control" is defined in the Non-Employee Plan as having occurred if any person or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than 35% of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own 35% or more of the Company's Common Stock outstanding.

      Upon dissolution or liquidation of the Company, all options granted under the Non-Employee Plan shall terminate, but each optionee shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

      The Non-Employee Plan will terminate ten years from May 1, 1998, the date upon which it was approved by the of Directors, but the Board of Directors may at any time terminate, modify, or amend it.

      The high and low sale prices of the Company's Common Stock on the New York Stock Exchange on June 12, 1998, were $15 3/8 and $15, respectively.

      It is not possible to state which directors will receive stock options under the Non-Employee Plan in the future or the number of options that will be granted thereunder except that if the shareholders approve the Non-Employee Director Plan, Benjamin L. Holmes will be granted options for the purchase of 6,000 shares of the Company's Common Stock.

Tax Consequences

      Options granted under the Non-Employee Plan are nonqualified stock options. No income is recognized by the optionee on the grant of a nonqualified stock option. On the exercise by an optionee of a nonqualified stock option, the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company.

      The Internal Revenue Service will treat the exercise of a nonqualified stock option with already-owned stock of the Company as two transactions. First, there will be a tax-free exchange of the old shares for a like number of new shares under Section 1036 of the Internal Revenue Code of 1986 (the "Code"), with the new shares retaining the basis and holding periods of the old shares. Second, the issuance of additional new shares (representing the spread between the fair market value of all the new shares and the option price) is taxable to the employee as ordinary income under Section 83 of the Code, as is the case with any nonqualified option. The new shares will have a basis equal to the spread between the fair market value of the new shares and the option price.

      The optionee's tax basis in the stock will equal the cost of the stock plus the amount of ordinary income the optionee had to recognize with respect to the nonqualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a nonqualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding of the period of stock equal to the difference between the amount realized upon disposition of the stock by the optionee and the optionee's basis in the stock.

                 APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN

      There will be presented at the meeting a proposal to approve the Company's 1998 Employee Stock Purchase Plan,(the "Plan") adopted by the Board of Directors on May 1, 1998. The previous Employee Stock Purchase Plan, adopted on May 14, 1991, was terminated, effective February 1998, as there were no shares remaining under the Plan. There are 375,000 number of shares available for grant under the proposed Plan.

      The Plan is intended to provide a means whereby eligible employees may purchase Common Stock of the Company through payroll deductions, thereby encouraging employee participation in the Company's economic growth through stock ownership, and providing a further incentive for employees to promote the best interests of the Company.

      Shares of the Company's authorized but unissued Common Stock, or shares of Common Stock reacquired by the Company and held in its treasury may be issued under the Plan. The number of shares issuable under the Plan is subject to appropriate adjustment in the event of a stock split, a subdivision or consolidation of shares of Common Stock, capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

      The Board of Directors recommends that the stockholders approve the Plan. The affirmative vote of the holders of at least a majority of the voting stock of the Company voting in person or by proxy at the meeting will be required for such approval. Set forth below is a summary of the principal provisions of the Plan. A copy of the entire Plan is available from the Clerk of the Company upon request.

      Eligibility. All persons employed by the Company or one of its subsidiaries are eligible to participate in the Plan, except (i) persons who have been employed by the Company or its subsidiaries for less than six months on the first day of the purchase period with the exception of persons previously eligible; (ii) persons whose customary employment is less than twenty hours per week or five months or less per year; and (iii) persons who are deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company or a subsidiary.

      Administration. The Plan is administered by the Board of Directors or a Stock Purchase Plan Committee appointed from time to time by the Board of Directors. All members of the Committee serve at the discretion of the Board. The Board of Directors or the Committee, if one has been appointed, is vested with fully authority to make, administer and interpret such equitable rules and regulations regarding the Plan as it may deem advisable. Determinations by the Board of Directors, or the Committee, as to the interpretation and operation of the Plan are final and conclusive.

      Operation of the Plan. There are two "purchase periods" in each full calendar year during which the Plan is in effect, one commencing on November 1 of each calendar year and continuing through April 30 of such calendar year and the second commencing on May 1 of each calendar year and continuing through October 31 of such calendar year. Eligible employees may elect to become Participants in the Plan for a purchase period by completing a Stock Purchase Agreement prior to the first day of the purchase period for which the election is made. The election to participate is effective for the purchase period for which it is made and there is no limit on the number of purchase periods for which an eligible employee may elect to become a Participant in the Plan. In the Stock Purchase Agreement, the participating employee authorizes regular payroll deductions amounting to such full percentage of the Participant's basic compensation as the Participant shall designate. Such payroll deduction cannot amount to less than 2% nor more than 8% of the Participant's basic compensation.

      All sums deducted from the basic compensation of Participants are credited to a stock purchase account established for each Participant on the books of the Company, but prior to use of such funds for the purchase of shares of the Company's Common Stock in accordance with the Plan, the Company may use such funds for any valid corporate purpose. The Company is under no obligation to pay interest on funds credited to a Participant's stock purchase account in any event. The purchase price of shares of the Company's stock under the Plan is the lower of (i) 85% of the fair market value of a share of Common Stock for the first business day of the relevant purchase period or (ii) 85% of such value on the relevant exercise date. The fair market value on a given day is the closing price of a share of Common Stock of the Company on the New York Stock Exchange. Each participating employee receives an option, effective on the first day of the purchase period to purchase shares of Company stock on the exercise date, which is the last business day of the purchase period. The number of shares which a Participant may purchase under the option is the quotient of the aggregate payroll deductions in the purchase period authorized by each participant divided by the purchase price, but in no event greater than 800 shares per option. No employee can be granted an option under the Plan which permits his or her right to purchase shares under the Plan and any other, Code Section 423(b) employee stock purchase plan of the Company or any parent or subsidiary to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of the Common Stock as of the date the option to purchase is granted. The Plan defines basic Compensation as the regular rate of salary or wages in effect immediately prior to a purchase period, including sales commissions, before any deductions or withholdings, but excluding overtime, bonuses and amounts paid in reimbursement for expenses.

      Each participating employee automatically is deemed to have exercised his or her option on the exercise date of the purchase period in which he or she is participating, to the extent that the balance in the Participant's account under the Plan is sufficient to purchase, at the purchase price in effect for the purchase period, whole shares of the Company's stock subject to his or her option. Any balance remaining in the Participant's account is carried forward and credited for use in the next purchase period; but if the Participant chooses not to participate in the next purchase period, such balance is refunded to him or her in cash. A Participant has a right to cancel participation in the Plan for a purchase period by delivering a notice of cancellation to the Company not later than ten days before the exercise date for such purchase period. In the event of such cancellation, the Participant receives in cash the amount credited to his or her account. Any Participant who so withdraws from the Plan may again become a participant at the start of the next purchase period.

      Upon dissolution or liquidation of the Company or a merger or a consolidation in which the Company is not the surviving entity, every option outstanding under the Plan shall terminate and each Participant would be refunded the sums then in his or her account.

      Upon the Participant's death or other termination of employment, his or her participation in the Plan ceases and the entire balance credited to his or her account under the Plan is automatically refunded to him or her or (in the event of death) to the Participant's designated beneficiary, if any, under a group insurance plan of the Company covering the Participant, or otherwise to his or her estate. Employment is treated as continuing intact while a Participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days or so long as the Participant's right to re-employment is guaranteed, either by statute or contract if longer than 90 days.

      The right to purchase shares of Common Stock under the Plan is exercisable only by the Participant during his or her lifetime and is not transferable. The receipt of an option under the Plan does not imply any right to continued employment with the Company for any Participant.

      Termination and Amendment. The last purchase period under the Plan ends on October 31, 2008, provided, however, that the Board of Directors has the right to terminate the Plan at any time. In the event of the expiration of the Plan or its termination, all options then outstanding under the Plan shall automatically be canceled and the entire amount credited to the account of each Participant thereunder shall be refunded to each such Participant. In addition, the Board of Directors may amend the Plan at any time without the consent of the Participant, but no such amendment shall adversely affect options previously granted under the Plan and no such amendment (without the approval of the Company's stockholders) may: (a) increase the total number of shares of Common Stock which may be purchased by all Participants or (b) change the class of employees eligible to receive options under the Plan.

      Tax Consequences. Under the Internal Revenue Code, an employee incurs no tax liability on the grant of an option to purchase shares under the Plan nor on the acquisition of the shares upon automatic exercise of the option.

      An employee will obtain favorable tax treatment on the disposition of shares acquired under the Plan if the shares are held by the employee for at least two years from the first day of the period in which the shares are purchased (the "Purchase Period"). Dispositions of the shares after the expiration of the two year period are called "qualifying dispositions." Upon a qualifying disposition, if the amount realized is greater than the purchase price of the shares, there shall be included in the employee's gross income as compensation taxable at ordinary income rates (and not as capital gain) the lesser of (1) fifteen percent (15%) of the fair market value of the shares on the first day of the Purchase Period or (2) the amount by which the fair market value of the shares at the time of disposition exceeded eighty-five percent (85%) of the fair market value of the shares on the first day of the Purchase Period. The basis of the employee's shares, which is initially equal to the actual purchase price, is increased by an amount equal to the amount includable as compensation in his gross income. The excess of the amount realized over the employee's increased basis is long-term capital gain.

      Upon a qualifying disposition, if the amount realized is less than the purchase price, the employee recognizes no ordinary income and will have a long-term capital loss equal to the difference between the amount realized and the purchase price.

      If an employee sells the shares before the expiration of the required holding period, which is a disqualifying disposition, he or she realizes ordinary income (compensation) in the year of the disposition to the extent of the difference between the purchase price and the fair market value of the shares on the last day of the Purchase Period. The basis of the employee's shares, which is initially equal to the actual purchase price, is increased by an amount equal to the amount includable as compensation in his or her gross income.

      Any amount realized upon such disqualifying disposition in excess of the employee's increased basis in the shares will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disqualifying disposition is less than the employee's increased basis in the shares, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

      No deduction will be allowed to the Company for federal income tax purposes at the time of the grant or exercise of an option under the Plan. At the time of disqualifying disposition by an employee, the Company will be entitled to a deduction for the amount taxable to the employee as ordinary income. The Company is not entitled to a deduction for the ordinary income realized by an employee upon a qualifying disposition.

       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors recommends that the stockholders ratify the selection of Arthur Andersen LLP as independent public accountants to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 3, 1999. A representative of Arthur Andersen, LLP is expected to be present at the meeting to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

      Any proposal submitted for inclusion in the Company's Proxy Statement and form of proxy relating to the 1999 Annual Meeting of Stockholders must be received at the Company's principal executive offices in Braintree, Massachusetts on or before February 22, 1999.

                                 OTHER MATTERS

      Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                 VOTING PROXIES

      The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                       By Order of the Board of Directors


                                       /s/ ALICIA R. LOPEZ
Braintree, Massachusetts               Alicia R. Lopez
June 22, 1998                          Clerk



[APPENDIX A]


                           HAEMONETICS CORPORATION

                           1998 STOCK OPTION PLAN

                         FOR NON-EMPLOYEE DIRECTORS

      1.  PURPOSE
          -------

      The purpose of this Haemonetics Corporation 1998 Stock Option Plan for Non-Employee Directors (the "Plan") is to attract and retain the services of experienced and knowledgeable independent directors who are not employees (sometimes referred to herein collectively as "Participants") of Haemonetics Corporation ("Haemonetics" or the "Company") or its subsidiaries for the benefit of Haemonetics and its stockholders and to provide additional incentive for such Participants to continue to work in the best interests of Haemonetics and its stockholders through continuing ownership of its common stock.

      2.  SHARES SUBJECT TO THE PLAN
          --------------------------

      The total number of shares of common stock, par value $.01 per share of Haemonetics ("Common Stock") available for stock options granted under this Plan shall not exceed 500,000 shares in the aggregate, subject to adjustment in accordance with Section 12 hereof. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors. Stock issuable upon the exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

      3.  ADMINISTRATION OF THE PLAN
          --------------------------

      The Plan shall be administered by the Board of Directors. The Board shall, subject to the provisions of this Plan, have the power to construe this Plan, to determine all questions of interpretation and application of the Plan and to adopt and amend such rules and regulations for the administration of the Plan as the Board may deem desirable. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

      4.  ELIGIBILITY
          -----------

      Members of the Board of Directors of Haemonetics who are not employees of Haemonetics or its subsidiaries are eligible to be granted options under the Plan.

      5.  OPTION AGREEMENT
          ----------------

      Each option granted under the Plan shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of Haemonetics and by the director to whom such option is granted, which Agreements shall (i) comply with and be subject to the terms and conditions of the Plan and (ii) provide that the optionee agrees to continue to serve as a director of Haemonetics, during the term for which he or she was elected.

      6.  OPTION EXERCISE PRICE
          ---------------------

      Subject to the provisions of Section 10 hereof, the option exercise price for an option granted under the Plan shall be the fair market value of the shares of the Common Stock of Haemonetics covered by the option on the date of grant of the option. For the purposes hereof and Section 7, the fair market value of the Common Stock of Haemonetics shall be the mean between the high and low sales prices of the Common Stock of Haemonetics on the New York Stock Exchange ("NYSE") on the date of grant, or (if the Common Stock of Haemonetics did not trade on such date) on the most recent date prior to the date of grant on which such trading occurred.

      7.  TIME AND MANNER OF EXERCISE OF OPTIONS
          --------------------------------------

      Each option granted under the Plan shall, subject to Section 8 and
Section 10 hereof, be exercisable at such time or times and during such period as is determined by the Board of Directors and set forth in the Agreement; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant. To the extent that the right to exercise an option has accrued and is in effect, the option may be exercised in full at one time or in part from time to time by giving written notice, signed by the person or persons exercising the option, to Haemonetics, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may be in cash or in whole or in part in shares of the Common Stock of Haemonetics already owned for a period of at least six months by the person or persons exercising the option, valued at fair market value, as determined under Section 6 hereof, on the date of exercise. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made as promptly as practicable at the principal office of Haemonetics to the person or persons exercising the option.

      8.  TERM OF OPTIONS
          ---------------

      (a) Each option shall expire ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

      (b) In the event of the death of an optionee, the option granted to such optionee may be exercised, to the extent the optionee was entitled to do so on the date of such optionee's death, by the estate of such optionee or by any person or persons who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death of such optionee. Such option may be exercised at any time within one (1) year after the date of death of such optionee, at which time the option shall terminate, or prior to the date on which the option otherwise expires by its terms, whichever is earlier.

      (c) In the event that an optionee ceases to be a director of Haemonetics, the option granted to such optionee may be exercised by him or her, but only to the extent that under Section 7 hereof the right to exercise the option has accrued and is in effect. Such option may be exercised at any time within three (3) months after the date such optionee ceases to be a director of Haemonetics, at which time the option shall terminate, but in any event prior to the date on which the option expires by its terms, whichever is earlier, unless termination as a director, (a) was by Haemonetics for cause, in which case the option shall terminate immediately at the time the optionee ceases to be a director of Haemonetics,
(b) was because the optionee has become disabled (within the meaning of Section 22(e)(3) of the Code), or (c) was by reason of the death of the optionee. In the case of death, see Section 8(b) above. In the case of disability, the option may be exercised, to the extent then exercisable under Section 7 hereof, at any time within one (1) year after the date of termination of the optionee's directorship with Haemonetics, at which time the option shall terminate, but in any event prior to the date on which the option otherwise expires by its terms, whichever is earlier.

      9.  OPTIONS NOT TRANSFERABLE
          ------------------------

      The right of any optionee to exercise an option granted to him or her under the Plan shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any option granted under the Plan shall be exercisable during the lifetime of such optionee only by him or her. Any option granted under the Plan shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option.

      10.  RECAPITALIZATIONS, REORGANIZATIONS AND THE LIKE
           -----------------------------------------------

      (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

      (b) In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Board, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 6 hereof. The Board shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than thirty five percent (35%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own thirty five percent (35%) or more of the Company's Common Stock outstanding.

      (c) Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

      (d) No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such number shall be adjusted to the nearest smaller whole number of shares.

      11.  RESTRICTIONS ON ISSUE OF SHARES
           -------------------------------

      Notwithstanding the provisions of Section 7 hereof, Haemonetics may delay the issuance of shares covered by the exercise of any option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

      (i) the shares with respect to which an option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts now in force or hereafter amended; or

      (ii) counsel for Haemonetics shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration under applicable Federal and state securities acts now in force or hereafter amended.

      It is intended that all exercises of options shall be effective. Accordingly, Haemonetics shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that Haemonetics shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by Haemonetics in writing.

      12.  RIGHTS OF HOLDER ON PURCHASE FOR INVESTMENT; SUBSEQUENT REGISTRATION
           --------------------------------------------------------------------

      Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, Haemonetics shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to Haemonetics which is satisfactory in form and scope to counsel to Haemonetics and upon which, in the opinion of such counsel, Haemonetics may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration a legend to this effect may be endorsed upon the securities so issued. In the event that Haemonetics shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then Haemonetics shall take such action at its own expense and may require from each optionee such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to Haemonetics and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

      13.  APPROVAL OF STOCKHOLDERS
           ------------------------

      The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of Haemonetics voting in person or by proxy at a duly held stockholders' meeting, or by written consent of all of the stockholders, and shall take effect immediately as of its date of adoption upon such approval.

      14.  EXPENSES OF THE PLAN
           --------------------

      All costs and expenses of the adoption and administration of the Plan shall be borne by Haemonetics, and none of such expenses shall be charged to any optionee.

      15.  TERMINATION AND AMENDMENT OF PLAN
           ---------------------------------

      Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly approved by the Board. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable.

      16.  LIMITATION OF RIGHTS IN THE OPTION SHARES
           -----------------------------------------

      An optionee shall not be deemed for any purpose to be a stockholder of Haemonetics with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

      17.  NOTICES
           -------

      Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to Haemonetics, to its principal place of business, attention: General Counsel, and, if to an optionee, to the address as appearing on the records of Haemonetics.




APPROVED BY BOARD OF DIRECTORS:  May 1, 1998



[APPENDIX B]



                           HAEMONETICS CORPORATION

                      1998 Employee Stock Purchase Plan
                      ---------------------------------

1.    Purpose
      -------

      It is the purpose of this 1998 Employee Stock Purchase Plan to provide a means whereby eligible employees may purchase Common Stock of Haemonetics Corporation (the "Company") through payroll deductions. It is intended to provide a further incentive for employees to promote the best interests of the Company and to encourage stock ownership by employees in order that they may participate in the Company's economic growth.

      It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code and the provisions of this Plan shall be construed in a manner consistent with the Code.

2.    Definitions
      -----------

      The following words or terms, when used herein, shall have the following respective meanings:

      (a)   "Plan" shall mean the 1998 Employee Stock Purchase Plan.
      (b) "Company" shall mean Haemonetics Corporation, a Massachusetts corporation.
      (c) "Account" means the Employee Stock Purchase Account established for a Participant under Section 7 hereunder.
      (d) "Basic Compensation" shall mean the regular rate of salary or wages in effect immediately prior to a Purchase Period, including sales commissions, before any deductions or withholdings, but shall exclude overtime, bonuses and amounts paid in reimbursement for expenses.
      (e) "Board of Directors" shall mean the Board of Directors of Haemonetics Corporation.
      (f)   "Code" shall mean the Internal Revenue Code of 1986, as amended.
      (g) "Committee" shall mean the Stock Purchase Plan Committee appointed and acting in accordance with the terms of the Plan.
      (h) "Common Stock" shall mean shares of the Company's common stock with a par value of $.01 per share.
      (i)   "Effective Date" shall mean May 1, 1998.
      (j) "Eligible Employees" shall mean all persons employed by the Company or one of its subsidiaries as defined in Section 424 of the Code, but excluding:
            (1) Persons who have been employed by the Company or its subsidiaries for less than six months on the first day of the Purchase Period with the exception of persons previously eligible;
            (2) Persons whose customary employment is less than twenty hours per week or five months or less per year; and
            (3) Persons who are deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, its parent or a subsidiary.

      For purposes of the Plan, employment will be treated as continuing intact while a Participant is on military leave, sick leave, or other bona fide leave of absence, for up to 90 days or so long as the Participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.
      (k) "Exercise Date" shall mean the last day of a Purchase Period; provided, however, that if such date is not a business day, "Exercise Date" shall mean the immediately preceding business day.
      (l) "Participant" shall mean an Eligible Employee who elects to participate in the Plan under Section 6 hereunder.
      (m) Except as provided below, there shall be two "Purchase Periods" in each full calendar year during which the Plan is in effect, one commencing on November 1st of each calendar year and continuing through April 30 of such calendar year, and the second commencing on May 1st of each calendar year and continuing through October 31st of such calendar year. The first Purchase Period after adoption of the Plan shall commence on November 1, 1998. The last Purchase Period shall commence on May 1, 2008 and end on October 31, 2008.
      (n) "Purchase Price" shall mean the lower of (i) 85% of the fair market value of a share of Common Stock for the first business day of the relevant Purchase Period, or (ii) 85% of such value on the relevant Exercise Date. If the shares of Common Stock are listed on any national securities exchange, or traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System, the fair market value per share of Common Stock on a particular day shall be the closing price, if any, on the largest such exchange, or if not traded on an exchange, the NASDAQ National Market System, on such day, and, if there are no sales of the shares of Common Stock on such particular day, the fair market value of a share of Common Stock shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the particular day in accordance with Treasury Regulations Section 25.2512-2. If the shares of Common Stock are not then listed on any such exchange or the NASDAQ National Market System, the fair market value per share of Common Stock on a particular day shall be the mean between the closing "Bid" and the closing "Asked" prices, if any, as reported in the National Daily Quotation Service for such day. If the fair market value cannot be determined under the preceding sentences, it shall be determined in good faith by the Board of Directors.

3.    Grant of Option to Purchase Shares.
      -----------------------------------

      Each Eligible Employee shall be granted an option effective on the first day of each Purchase Period to purchase shares of Common Stock. The term of the option shall be the length of the Purchase Period. The number of shares subject to each option shall be the quotient of the aggregate payroll deductions in the Purchase Period authorized by each Participant in accordance with Section 6 divided by the Purchase Price, but in no event greater than 800 shares per option. Notwithstanding the foregoing, (i) no employee shall be granted an option which permits his right to purchase shares under the Plan and under all other Code Section 423(b) employee stock purchase plans of the Company or any parent or subsidiary corporation to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of the Common Stock as of the date the option to purchase is granted.

4.    Shares.
      -------

      There shall be 375,000 shares of Common Stock reserved for issuance to and purchase by Participants under the Plan, subject to adjustment as herein provided. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company and held as treasury shares. Shares of Common Stock not purchased under an option terminated pursuant to the provisions of the Plan may again be subject to options granted under the Plan.

      The aggregate number of shares of Common Stock which may be purchased pursuant to options granted hereunder, the number of shares of Common Stock covered by each outstanding option, the maximum number of shares that may be granted in any Purchase Period and the purchase price for each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

5.    Administration.
      ---------------

      The Plan shall be administered by the Board of Directors or a Stock Purchase Plan Committee appointed from time to time by the Board of Directors. All members of the Committee shall serve at the discretion of the Board. The Board of Directors or the Committee, if one has been appointed, is vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Plan as it may deem advisable. The Board of Directors', or the Committee's, if one has been appointed, determinations as to the interpretation and operation of the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

6.    Election to Participate.
      ------------------------

      An Eligible Employee may elect to become a Participant in the Plan for a Purchase Period by completing a "Stock Purchase Agreement" form prior to the first day of the Purchase Period for which the election is made. Such Stock Purchase Agreement shall be in such form as shall be determined by the Board of Directors or the Committee. The election to participate shall be effective for the Purchase Period for which it is made. There is no limit on the number of Purchase Periods for which an Eligible Employee may elect to become a Participant in the Plan. In the Stock Purchase Agreement, the Eligible Employee shall authorize regular payroll deductions of any full percentage of his Basic Compensation, but in no event less than two percent nor more than eight percent (8%) of his Basic Compensation. An Eligible Employee may not change his authorization except as otherwise provided in
Section 9. Options granted to Eligible Employees who have failed to execute a Stock Purchase Agreement within the time periods prescribed by the Plan will automatically lapse.

7.    Employee Stock Purchase Account.
      --------------------------------

      An Employee Stock Purchase Account will be established for each Participant in the Plan for bookkeeping purposes, and payroll deductions made under Section 6 will be credited to such Accounts. However, prior to the purchase of shares in accordance with Section 8 or withdrawal from or termination of the Plan in accordance with the provisions hereof, the Company may use for any valid corporate purpose all amounts deducted from a Participant's wages under the Plan and credited for bookkeeping purposes to his Account.

      The Company shall be under no obligation to pay interest on funds credited to a Participant's Account, whether upon purchase of shares in accordance with Section 8 or upon distribution in the event of withdrawal from or termination of the Plan as herein provided.

8.    Purchase of Shares.
      -------------------

      Each Eligible Employee who is a Participant in the Plan automatically and without any act on his part will be deemed to have exercised his option on each Exercise Date to the extent that the balance then in his Account under the Plan is sufficient to purchase at the Purchase Price whole shares of the Common Stock subject to his option. Any balance remaining in the Participant's Account shall be carried forward and credited for use in the next Purchase Period. If the Employee chooses not to participate in the next Purchase Period, any balance will be refunded to him in cash. Notwithstanding the foregoing, any balance remaining in a Participant's Account at the end of a Purchase Period as a result of aggregate payroll deductions having exceeded the limitations set forth in Section 3 shall be refunded to the Participant in cash without interest.

9.    Withdrawal.
      -----------

      A Participant who has elected to authorize payroll deductions for the purchase of shares of Common Stock may cancel his election by written notice of cancellation delivered to the office or person designated by the Company to receive Stock Purchase Agreements ("Cancellation"), but any such notice of Cancellation must be so delivered not later than ten (10) days before the relevant Exercise Date.

      A Participant will receive in cash, as soon as practicable after delivery of the notice of Cancellation, the amount credited to his Account. Any Participant who so withdraws from the Plan may again become a Participant at the start of the next Purchase Period in accordance with
Section 6.

      Upon dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving entity every option outstanding hereunder shall terminate, in which event each Participant shall be refunded the amount of cash then in his Account.

10.   Issuance of Stock Certificates.
      -------------------------------

      The shares of Common Stock purchased by a Participant shall, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. Prior to that date none of the rights or privileges of a stockholder of the Company, including the right to vote or receive dividends, shall exist with respect to such shares.

      Within a reasonable time after the Exercise Date, the Company shall issue and deliver a certificate for the number of shares of Common Stock purchased by a Participant for the Purchase Period, which certificate shall be registered either in the Participant's name, jointly in the names of the Participant and his spouse, or in the name of the Participant or his spouse as guardian for their children, as the Participant shall designate in his Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof with the party designated by the Company to receive such notices.

11.   Termination of Employment.
      --------------------------

      (a) Upon a Participant's termination of employment for any reason, other than death, no payroll deduction may be made from any compensation due him and the entire balance credited to his Account shall be automatically refunded.
      (b) Upon the death of a Participant, no payroll deduction shall be made from any compensation due him at time of death, and the entire balance in the deceased Participant's Account shall be paid in cash to the Participant's designated beneficiary, if any, under a group insurance plan of the Company covering such employee, or otherwise to his estate.

12.   Rights Not Transferable.
      ------------------------

      The right to purchase shares of Common Stock under this Plan is exercisable only by the Participant during his lifetime and is not transferable by him. If a Participant attempts to transfer his right to purchase shares under the Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section 9 hereof shall apply with respect to such Participant.

13.   No Guarantee of Continued Employment.
      -------------------------------------

      Granting of an option under this Plan shall imply no right of continued employment with the Company for any Eligible Employee.

14.   Notice.
      -------

      Any notice which an Eligible Employee or Participant files pursuant to this Plan shall be in writing and shall be delivered personally or by mail addressed to Haemonetics Corporation, 400 Wood Road, Braintree, Massachusetts 02184 Attn: Alicia R. Lopez, General Counsel. Any notice to a Participant or an Eligible Employee shall be conspicuously posted in the Company's principal office or shall be mailed addressed to the Participant or Eligible Employee at the address designated in the Stock Purchase Agreement or in a subsequent writing.

15.   Application of Funds.
      ---------------------

      All funds deducted from a Participant's wages in payment for shares purchased or to be purchased under this Plan may be used for any valid corporate purpose provided that the Participant's Account shall be credited with the amount of all payroll deductions as provided in Section 7.

16.   Government Approvals or Consents.
      ---------------------------------

      This Plan and any offering and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 17, the Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under this Plan as may be necessary or desirable, in the opinion of counsel, to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or the laws of any state.

17.   Amendment of the Plan.
      ----------------------

      The Board of Directors may, without the consent of the Participants, amend the Plan at any time, provided that no such action shall adversely affect options theretofore granted hereunder, and provided that no such action by the Board of Directors without approval of the Company's stockholders may: (a) increase the total number of shares of Common Stock which may be purchased by all Participants; or (b) change the class of employees eligible to receive options under the Plan.

      For purposes of this Section 17, termination of the Plan by the Board of Directors pursuant to Section 18 shall not be deemed to be an action which adversely affects options theretofore granted hereunder.

18.   Term of the Plan.
      -----------------

      The Plan shall become effective on the Effective Date, provided that it is approved within twelve months after adoption by the Board of Directors at a duly-held stockholder's meeting by stockholders of the Company holding a majority of the Company's voting stock. The Plan shall continue in effect through October 31, 2008, provided, however, that the Board of Directors shall have the right to terminate the Plan at any time. In the event of the expiration of the Plan or its termination, all options then outstanding under the Plan shall automatically be canceled and the entire amount credited to the Account of each Participant hereunder shall be refunded to each such Participant.

19.   Withholding of Additional Income Taxes.
      ---------------------------------------

      By electing to participate in the Plan, each Participant acknowledges that the Company is required to withhold taxes with respect to the amounts deducted from the Participant's compensation and accumulated for the benefit of the Participant under the Plan and each Participant agrees that the Company may deduct additional amounts from the Participant's compensation, when amounts are added to the Participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each Participant further acknowledges that when Common Stock is purchased under the Plan, the Company may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each Participant agrees that such taxes may be withheld from compensation otherwise payable to such Participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the Participant under Section 6 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any Participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the Participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the Participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each Participant further acknowledges that the Company may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such Participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the Participant upon the payment to the Company of an amount sufficient to satisfy such withholding requirements.

20.   General.
      --------

      Whenever the context of this Plan permits, the masculine gender shall include the feminine and neuter genders.



[PROXY CARD]

                                    PROXY

                           HAEMONETICS CORPORATION
                    Proxy-Annual Meeting of Stockholders
                                July 22, 1998

      The undersigned hereby appoints Sir Stuart Burgess and James L. Peterson or any one of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Haemonetics Corporation to be held Wednesday, July 22, 1998 at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned with all the power which the undersigned would possess if personally present, all of the stock of Haemonetics Corporation standing in the name of the undersigned, upon such business as may properly come before the meeting, including the following as set forth on the reverse side.

      PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.


 -------------                                                  -------------
| SEE REVERSE |   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   | SEE REVERSE |
|    SIDE     |                                                |    SIDE     |
 -------------                                                  -------------


                           HAEMONETICS CORPORATION

Dear Shareholder:

There are four actions to be considered at the annual meeting, July 22, 1998 that require your vote.

Your vote counts and you are strongly encouraged to exercise your right to vote.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then, please sign the card and return your card in the enclosed, paid envelope.

Your vote must be received by the annual meeting date of July 22, 1998 to be considered.

Thank you for your prompt attention to this matter.

Sincerely,


/s/ Alicia R. Lopez

Haemonetics Corporation


[X]  Please mark votes
     as in this example.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3 AND 4.

1. ELECTION OF DIRECTORS:

Nominees: Yutaka Sakurada and Donna C.E. Williamson
[ ] FOR ALL NOMINEES    [ ] WITHHELD FROM ALL NOMINEES

[ ]
    -------------------------------------------------------------------
    For the single nominee written above by the undersigned stockholder

2. To approve the Company's 1998 Stock Option Plan for Non-employee directors, as described in the Company's Proxy Statement.
                 [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. To approve the Company's 1998 Employee Stock Purchase Plan, as described in the Company's Proxy Statement.
                 [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

4. To ratify the selection by the Board of Directors of Arthur Andersen & Company as independent public accountants for the current fiscal year.
                 [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as your name(s) appear on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:                Date:        Signature:                Date:
          ----------------     --------          ----------------     --------